SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


          Date of Report:(Date of earliest event reported)
                       November 19, 2002


                           Corspan, Inc.
        (Exact name of Registrant as Specified in its
                      Charter Post-merger)


        Delaware              000-26511             13-4047693
(State or Other Jurisdiction (Commission       (IRS Employer
of Incorporation)             File Number)     Identification
                                                No. pre-merger)


             Chadwick House, Birchwood Park, Warrington,
                  Chesire, United Kingdom WA3 6AE
                               (Address)

         Registrant's telephone number, including area code
                         ###-##-#### 846 708

Item 4.  Changes in Registrant's Certifying Accountant

     By letter dated November 19, 2002, Grant Thornton LLP ("Grant Thornton") notified Corspan, Inc. (the "Company") that pursuant to mutual agreement of the Company and Grant Thornton, it was resigning as independent auditor to the Company and its ubsidiaries.

     Neither Grant Thornton's report on the Company's financial statements for the ten month period ended February 28, 2002, nor its report for the year ended April 30, 2001, contained an adverse opinion or a disclaimer of opinion, and no such report was qualified or modified as to uncertainty, audit scope or accounting principles.

     During the year ended April 30, 2001 and the ten month period ended February 28, 2002 and the subsequent interim periods preceding Grant Thornton's resignation, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its report.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Company's year ended February 28, 2002 and the subsequent interim periods to the date hereof.
The Company has requested that Grant Thornton furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORSPAN INC.
Date: November 25, 2002
By:  /s/ Ian Warwick
	Ian Warwick, President